Exhibit 5.1

[Letterhead of Chadbourne & Parke LLP]

July 14, 2005

ACCO World Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069

     Re: ACCO World Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by ACCO World Corporation, a Delaware corporation (to be renamed ACCO Brands Corporation, the “Company”), of shares (the “Shares”) of common stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights related to the Shares (the “Rights”) to be issued pursuant to the Rights Agreement (the “Rights Agreement”) to be entered into between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”)), to be issued in connection with the merger (the “Merger”) of Gemini Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), with and into General Binding Corporation, a Delaware corporation (“GBC”), pursuant to the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., a Delaware corporation, the Company, Acquisition Sub and GBC (the “Merger Agreement”), we advise as follows:

     As counsel for the Company, we are familiar with the Certificate of Incorporation and the By-Laws of the Company, and we have reviewed (i) the Registration Statement on

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Form S-4 (Registration No. 333-124946) filed by the Company on May 13, 2005 with the Securities and Exchange Commission (the “Commission”) under the Securities Act with respect to the issuance of the Shares in connection with the Merger pursuant to the Merger Agreement, as amended by Amendment No. 1 thereto filed with the Commission on June 22, 2005 and as amended by Amendment No. 2 thereto filed with the Commission on July 14, 2005 (as so amended, the “Registration Statement”), (ii) the form of Restated Certificate of Incorporation and form of By-Laws of ACCO Brands Corporation to be adopted by the Company prior to the Merger, (iii) the form of Rights Agreement and (iv) the corporate proceedings taken by the Company in connection with the authorization of the Merger and the issuance of the Shares (and associated Rights) in connection therewith. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and such other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

     On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that upon the effectiveness of the Registration

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Statement, the approval and adoption of the Merger Agreement and the approval of the Merger by GBC stockholders, the adoption by the board of directors and the majority stockholder of the Company, and the filing with the Secretary of State of the State of Delaware, of the Restated Certificate of Incorporation of the Company, the filing with the Secretary of State of the State of Delaware of a certificate of merger in respect of the Merger and the issuance of the Shares in connection with the Merger pursuant to the Merger Agreement, (i) the Shares will be legally and validly issued, fully paid and nonassessable and (ii) upon the execution and delivery of the Rights Agreement in substantially the form included as Exhibit 4.1 to the Registration Statement, the Rights attributable to the Shares will be validly issued and binding obligations of the Company.

     We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions), with respect to our opinion on the binding nature of the Rights, the laws of the State of Delaware, and the federal laws of the United States.

     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Proxy Statement/Prospectus-Information Statement constituting a part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of

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persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Chadbourne & Parke LLP